Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States Natural Gas Fund, LP

March 27, 2026

Dear United States Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2025 financial statements for the United States Natural Gas Fund, LP (ticker symbol “UNG”). We have mailed this statement to all investors in UNG who held shares as of December 31, 2025 to satisfy our annual reporting requirement under federal commodities laws. In addition, the current United States Commodity Funds LLC (“USCF”) Privacy Policy applicable to UNG is available on USCF’s website at www.uscfinvestments.com. Additional information concerning UNG’s 2025 results may be found by referring to UNG’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USCF’s website at www.uscfinvestments.com. You may also call USCF at 1-800-920-0259 to speak to a representative and request additional material, including a current UNG Prospectus.

USCF is the general partner of UNG. USCF is also the general partner or sponsor and operator of several other commodity-based exchange-traded funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States Commodity Index Fund	(ticker symbol: USCI)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)	United States Copper Index Fund	(ticker symbol: CPER)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)
United States Brent Oil Fund, LP	(ticker symbol: BNO)

Information about these other funds is contained within the Form 10-K as well as in the current UNG Prospectus. Investors in UNG who wish to receive additional information about these other funds may do so by going to the USCF website at www.uscfinvestments.com.

You may also call USCF at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UNG.

Regards,

/s/ John P. Love
John P. Love
President and Chief Executive Officer
United States Commodity Funds LLC

*This letter is not an offer to buy or sell securities. Investment in UNG or any other funds should be made only after reading such fund’s prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

UNITED STATES NATURAL GAS FUND, LP

FINANCIAL STATEMENTS

For the years ended December 31, 2025, 2024 and 2023

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2025, 2024 and 2023 is accurate and complete.

By	United States Commodity Funds LLC, as General Partner
By:	/s/ John P. Love
John P. Love
President & Chief Executive Officer of United States Commodity Funds LLC
On behalf of United States Natural Gas Fund, LP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

United States Natural Gas Fund, LP

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying statements of financial condition, including the schedules of investments, of United States Natural Gas Fund, LP (the “Fund”) as of December 31, 2025 and 2024, the related statements of operations, changes in partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). We also have audited the Fund’s internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2025 and 2024, the results of its operations, changes in partners’ capital, and its cash flows for each of the years in the three-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Fund maintained, in all material respects, effective internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control – Integrated Framework (2013) issued by COSO.

Basis for Opinions

The Fund’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Fund’s financial statements and an opinion on the Fund’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Fund’s auditor since 2023.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 27, 2026

United States Natural Gas Fund, LP

Statements of Financial Condition

At December 31, 2025 and December 31, 2024

	December 31, 2025		December 31, 2024
Assets
Cash and cash equivalents (at cost $438,463,080 and $593,538,786, respectively) (Notes 2 and 5)	$438,463,080	(a)	$593,538,786	(a)
Equity in trading accounts:
Cash and cash equivalents (at cost $138,387,589 and $83,587,988, respectively)	138,387,589		83,587,988
Unrealized gain (loss) on open commodity futures contracts	928,964		80,696,279
Unrealized gain (loss) on open swap contracts	(907)		(2,205)
Due from Broker	—		29,236,970
Dividends receivable	1,018,940		1,713,757
Interest receivable	624,892		1,137,742
Prepaid insurance	67,288		30,021
Prepaid registration fees	—		85,090

Total Assets	$579,489,846		$790,024,428

Liabilities and Partners’ Capital
Payable due to Broker	$27,010,990		$44,227,463
General Partner management fees payable (Note 3)	287,984		412,567
Professional fees payable	1,522,531		1,336,303
Brokerage commissions payable	—		171,877
Directors’ fees payable	18,185		22,376
License fees payable	9,356		18,419
Registration fees payable	472		—

Total Liabilities	28,849,518		46,189,005

Commitments and Contingencies (Notes 3, 4 & 5)

Partners’ Capital
General Partners	—		—
Limited Partners	550,640,328		743,835,423
Total Partners’ Capital	550,640,328		743,835,423

Total Liabilities and Partners’ Capital	$579,489,846		$790,024,428

Limited Partners’ shares outstanding	45,146,103		44,146,103
Net asset value per share	$12.20		$16.85
Market value per share	$12.26		$16.81

(a)	A portion of this amount is designated to meet daily Futures Commission Merchants’ margin requirements.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Schedule of Investments

At December 31, 2025

	Notional Amount	Number of Contracts	Fair Value/Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Commodity Futures Contracts—Long
United States Contracts
NYMEX Natural Gas Futures NG February 2026 contracts, expiring January 2026*	$433,392,416	11,783	$928,964	0.17

	Shares/Principal Amount	Market Value	% of Partners’ Capital
Cash Equivalents
United States Money Market Funds
Dreyfus Institutional Preferred Government Money Market Fund—Institutional Shares, 3.71%#	130,000,000	$130,000,000	23.61
Morgan Stanley Institutional Liquidity Funds - Government Portfolio—Institutional Shares, 3.69%#	140,950,000	140,950,000	25.60
Total United States Money Market Funds		$270,950,000	49.21

Open OTC Commodity Swap Contracts

Fund Receives from Counterparty	Fund Pays Counterparty	Counterparty	Payment Frequency	Expiration Date	Notional Amount	Fair Value/Open Commodity Swap Contracts	Upfront Payments/ (Premiums Received)	Unrealized Gain (Loss) on Commodity Swap Contracts(a)
Scotia SNOVNG1 08292025(b)	0.17%	Scotia Bank	Monthly	02/27/2026	$57,218,551	$57,218,284	$—	$(267)
SOC GEN SGIXCNG1 09262025Index(b)	0.40%	Societe Generale	Monthly	03/26/2026	59,144,114	$59,143,474	—	(640)
Total Open OTC Commodity Swap Contracts^					$116,362,665	$116,361,758	$—	$(907)

(a)	Reflects the value at reset date of December 31, 2025.
(b)	Custom index comprised of a basket of underlying instruments
*	Collateral amounted to $97,288,181 on open commodity futures contracts.
^	Collateral amounted to $41,099,408 on open OTC commodity swap contracts.
#	Reflects the 7-day yield at December 31, 2025.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Schedule of Investments

At December 31, 2024

	Notional Amount	Number of Contracts	Fair Value/Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Commodity Futures Contracts—Long
United States Contracts
NYMEX Natural Gas Futures NG February 2025 contracts, expiring January 2025*	$444,599,191	14,459	$80,696,279	10.85

	Shares/Principal Amount	Market Value	% of Partners’ Capital
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
4.39%, 2/27/2025	$11,500,000	$11,420,156	1.54
United States Money Market Funds
Morgan Stanley Institutional Liquidity Funds—Government Portfolio—Institutional Shares, 4.43%#	520,950,000	520,950,000	70.04
Total United States Money Market Funds		520,950,000	70.04
Total Cash Equivalents		$532,370,156	71.57

Open OTC Commodity Swap Contracts

Fund Receives from Counterparty	Fund Pays Counterparty	Counterparty	Payment Frequency	Expiration Date	Notional Amount	Fair Value/Open Commodity Swap Contracts	Upfront Payments/ (Premiums Received)	Unrealized Gain (Loss) on Commodity Swap Contracts(a)
Scotia SNOVNG1 08202024(b)	0.17%	Scotia Bank	Monthly	02/28/2025	$107,293,519	$107,292,519	$—	$(1,000)
SOC GEN SGIXCNG1 09272024Index(b)	0.40%	Societe Generale	Monthly	03/27/2025	111,366,471	111,365,266	—	(1,205)
Total Open OTC Commodity Swap Contracts^					$218,659,990	$218,657,785	$—	$(2,205)

(a)	Reflects the value at reset date of December 31, 2024.
(b)	Custom index comprised of a basket of underlying instruments.
*	Collateral amounted to $46,487,832 on open commodity futures contracts.
^	Collateral amounted to $37,100,156 on open OTC commodity swap contracts.
#	Reflects the 7-day yield at December 31, 2024.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Operations

For the years ended December 31, 2025, 2024 and 2023

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
Income
Gain (loss) on trading of commodity futures and swap contracts:
Realized gain (loss) on closed commodity futures contracts	$138,311,471	$(47,713,339)	$(762,934,486)
Realized gain (loss) on closed OTC commodity swap contracts	(37,813,013)	58,360,050	(144,572,961)
Change in unrealized gain (loss) on open commodity futures contracts	(79,767,315)	40,623,818	184,838,398
Change in unrealized gain (loss) on open OTC commodity swap contracts	1,298	(14,905,416)	14,903,211
Dividend income	11,776,075	7,538,377	11,394,690
Interest income	7,553,671	31,116,762	35,270,729
ETF transaction fees	266,150	244,000	355,000
Total Income (Loss)	$40,328,337	$75,264,252	$(660,745,419)

Expenses
General Partner management fees (Note 3)	$3,120,492	$4,888,033	$6,252,127
Professional fees	1,561,625	2,230,204	1,179,661
Brokerage commissions	1,046,801	2,556,712	2,696,598
Directors’ fees and insurance	207,297	277,838	220,736
License fees	78,012	122,200	156,303
Registration fees	85,562	43,490	—
Total Expenses	$6,099,789	$10,118,477	$10,505,425
Net Income (Loss)	$34,228,548	$65,145,775	$(671,250,844)
Net Income (Loss) per limited partner share	$(4.65)*	$(3.51)	$(36.54)#
Net Income (Loss) per weighted average limited partner share	$1.00	$1.25	$(17.87)#
Weighted average limited partner shares outstanding	34,121,445	52,017,964	37,572,585 #

#	On January 23, 2024 there was a 1 - for - 4 reverse share split. The Statement of Operations have been adjusted for the periods shown to reflect the 1 - for - 4 reverse share split on a retroactive basis.
*	The amount shown for a share outstanding throughout the year may not agree with the change in the aggregate gains and losses for the year because of the timing of sales and repurchases of the Fund’s shares in relation to fluctuating market values for the Fund.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Changes in Partners’ Capital

For the years ended December 31, 2025, 2024 and 2023

	Limited Partners*
	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
Balances at beginning of year	$743,835,423	$973,854,332	$429,338,476
Addition of 103,700,000, 112,125,000 and 110,175,000# partnership shares, respectively	1,507,961,835	1,688,818,197	3,295,750,093
Redemption of (102,700,000), (115,800,044) and (69,900,000)# partnership shares, respectively	(1,735,385,478)	(1,983,982,881)	(2,079,983,393)
Net income (loss)	34,228,548	65,145,775	(671,250,844)

Balances at end of year	$550,640,328	$743,835,423	$973,854,332

*	General Partners’ shares outstanding and capital for the periods presented were zero.
#	On January 23, 2024 there was a 1 - for - 4 reverse share split. The Statement of Changes in Partners’ Capital have been adjusted for the periods shown to reflect the 1 - for - 4 reverse share split on a retroactive basis.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Statements of Cash Flows

For the years ended December 31, 2025, 2024 and 2023

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
Cash Flows from Operating Activities:
Net income (loss)	$34,228,548	$65,145,775	$(671,250,844)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in unrealized (gain) loss on open commodity futures contracts	79,767,315	(40,623,818)	(184,838,398)
Change in unrealized (gain) loss on open swap contracts	(1,298)	14,905,416	(14,903,211)
(Increase) decrease in dividends receivable	694,817	(1,397,319)	792,123
(Increase) decrease in interest receivable	512,850	2,461,516	(3,264,454)
(Increase) decrease in prepaid insurance	(37,267)	11,708	(25,105)
(Increase) decrease in prepaid registration fees	85,090	(85,090)	—
(Increase) decrease in ETF transaction fees receivable	—	1,000	—
(Increase) decrease in receivable due from Broker	29,236,970	(29,236,970)	—
Increase (decrease) in payable due to Broker	(17,216,473)	35,959,227	8,268,236
Increase (decrease) in General Partner management fees payable	(124,583)	(88,068)	260,187
Increase (decrease) in professional fees payable	186,228	492,128	(78,568)
Increase (decrease) in brokerage commissions payable	(171,877)	—	11,825
Increase (decrease) in directors’ fees payable	(4,191)	1,255	13,065
Increase (decrease) in license fees payable	(9,063)	(7,275)	19,965
Increase decrease in registration fees payable	472	—	—
Net cash provided by (used in) operating activities	127,147,538	47,539,485	(864,995,179)

Cash Flows from Financing Activities:
Addition of partnership shares	1,507,961,835	1,688,818,197	3,310,238,894
Redemption of partnership shares	(1,735,385,478)	(1,988,055,677)	(2,075,910,597)
Net cash provided by (used in) financing activities	(227,423,643)	(299,237,480)	1,234,328,297

Net Increase (Decrease) in Cash and Cash Equivalents	(100,276,105)	(251,697,995)	369,333,118

Total Cash, Cash Equivalents and Equity in Trading Accounts, beginning of year	677,126,774	928,824,769	559,491,651
Total Cash, Cash Equivalents and Equity in Trading Accounts, end of year	$576,850,669	$677,126,774	$928,824,769

Components of Cash, Cash Equivalents and Equity in Trading Accounts:
Cash and cash equivalents	$438,463,080	$593,538,786	$678,015,896
Equity in Trading Accounts:
Cash and cash equivalents	138,387,589	83,587,988	250,808,873
Total Cash, Cash Equivalents and Equity in Trading Accounts	$576,850,669	$677,126,774	$928,824,769

See accompanying notes to financial statements.

United States Natural Gas Fund, LP

Notes to Financial Statements

For the years ended December 31, 2025, 2024 2023

NOTE 1 — ORGANIZATION AND BUSINESS

The United States Natural Gas Fund, LP (“UNG”) was organized as a limited partnership under the laws of the state of Delaware on September 11, 2006. UNG is a commodity pool that issues limited partnership interests (“shares”) traded on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to trading on the NYSE Arca, UNG’s shares traded on the American Stock Exchange (the “AMEX”) under the symbol “UNG” since its initial public offering on April 18, 2007. UNG will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Fifth Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (the “LP Agreement”), which grants full management and control to its general partner, United States Commodity Funds LLC (“USCF”).

The investment objective of UNG is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the price of a specified short-term futures contract called the “Benchmark Futures Contract”, plus interest earned on UNG’s collateral holdings, less UNG’s expenses. The Benchmark Futures Contract is the futures contract on natural gas as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire. UNG seeks to achieve its investment objective by investing so that the average daily percentage change in UNG’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contract over the same period. As a result, investors should be aware that UNG would meet its investment objective even if there are significant deviations between changes in its daily NAV and changes in the daily price of the Benchmark Futures Contract, provided that the average daily percentage change in UNG’s NAV over 30 successive valuation days is within plus/minus ten percent (10)% of the average daily percentage change in the price of the Benchmark Futures Contracts over the same period.

UNG seeks to achieve its investment objective by investing primarily in futures contracts for natural gas that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”) or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures (including those that may be taken by UNG, UNG’s futures commission merchants (“FCMs”), counterparties or other market participants), liquidity requirements, or in view of market conditions, other natural gas-related investments such as cash settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts, and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, as well as futures contracts for crude oil, heating oil, gasoline, and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). Market conditions that USCF currently anticipates could cause UNG to invest in Other Natural Gas-Related Investments include, but are not limited to, those allowing UNG to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Futures Contracts and Other Natural Gas-Related Investments collectively are referred to as “Natural Gas Interests” in the notes to the financial statements. As of December 31, 2025, UNG held 11,783 Futures Contracts traded on the NYMEX and did not hold any Natural Gas Futures Contracts traded on the ICE Futures US.

In addition, USCF believes that market arbitrage opportunities will cause daily changes in UNG’s share price on the NYSE Arca on a percentage basis to closely track daily changes in UNG’s per share NAV on a percentage basis. USCF further believes that the daily changes in prices of the Benchmark Futures Contract have historically tracked the daily changes in the spot price of natural gas. USCF believes that the net effect of these relationships will be that the daily changes in the price of UNG’s shares on the NYSE Arca on a percentage basis, plus interest earned on UNG’s collateral holdings, less UNG’s expenses.

Investors should be aware that UNG’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas, nor is UNG’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. This is because natural market forces called contango and backwardation may impact and have impacted the total return on an investment in UNG’s shares during the past year relative to a hypothetical direct investment in natural gas and, in the future, it is likely that the relationship between the market price of UNG’s shares and the changes in the spot prices of natural gas will continue to be impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing natural gas, which could be substantial.)

UNG commenced investment operations on April 18, 2007 and has a fiscal year ending on December 31. USCF is responsible for the management of UNG. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”).

USCF is also the sponsor of the United States Commodity Index Funds Trust (“USCIFT”), a Delaware statutory trust and each of its series: the United States Commodity Index Fund (“USCI”) and the United States Copper Index Fund (“CPER”).

On January 23, 2024, after the close of trading on the NYSE Arca, UNG effected a 1 - for - 4 reverse share split and post - split shares of UNG began trading on January 24, 2024. As a result of the reverse share split, every four pre-split shares of UNG were automatically exchanged for one post - split share. As of December 31, 2023, prior to the effect of the reverse split, there were 191,284,588 shares of UNG issued and outstanding, representing a per share NAV of $5.09. As of December 31, 2023, after the effect of the reverse share split, the number of issued and outstanding shares of UNG decreased to 47,821,147, not accounting for fractional shares, and the per share NAV increased to $20.36. In connection with the reverse share split, the CUSIP number for UNG’s shares changed to 912318409. UNG’s ticker symbol, “UNG,” remains the same. The financial statements have been adjusted to reflect the effect of the reverse share split on a retroactive basis.

BNO, UGA, UNL, USL, USO, USCI and CPER are referred to collectively herein as the “Related Public Funds.”

UNG issues shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 100,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

Authorized Participants pay UNG a $350 transaction fee for each order they place to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 100,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of UNG but rather at market prices quoted on such exchange.

In April 2007, UNG initially registered 30,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On April 18, 2007, UNG listed its shares on the AMEX under the ticker symbol “UNG” and switched to trading on the NYSE Arca under the same ticker symbol on November 25, 2008. On that day, UNG established its initial per share NAV by setting the price at $50.00 and issued 200,000 shares in exchange for $10,001,000. UNG also commenced investment operations on April 18, 2007, by purchasing Natural Gas Futures Contracts traded on the NYMEX based on natural gas. On April 26, 2022, the SEC declared effective a registration statement filed by UNG that registered an unlimited number of shares. As a result, UNG has an unlimited number of shares that can be issued in the form of Creation Baskets.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with U.S. GAAP as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. UNG is an investment company for accounting purposes and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, swap and forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for swap and forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. UNG earns income on funds held at the custodian or FCMs at prevailing market rates earned on such investments.

Income Taxes

UNG is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss, deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, UNG is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. UNG files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. UNG is not subject to income tax return examinations by major taxing authorities for years before 2021. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in UNG recording a tax liability that reduces net assets. However, UNG’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. UNG recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2025.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

UNG receives or pays the proceeds from shares sold or redeemed within two business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in UNG’s statements of financial condition as receivable for shares sold and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay UNG a $350 transaction fee for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UNG in proportion to the weighted-average number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share NAV

UNG’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. UNG uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2025.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by UNG. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

Other

On January 23, 2024, after the close of the NYSA Arca, UNG effected a 1-for-4 reverse share split and post-split shares of UNG began trading on January 24, 2024. The unaudited financial information in this annual report on Form 10-K gives effect to the reverse share split and the post-split shares as if they had been completed on January 1, 2024.

The audited financial information and pro forma financial information, as well as the historical financial information as of and for the year ended December 31, 2023, was derived from UNG’s historical financial statements. The financial statements in this annual report on Form 10-K are presented in accordance with Accounting Standards Codification 260 for purposes of presenting the 1-for-4 reverse split on historical basis for all periods reported.

Recently Issued Accounting Pronouncement

UNG adopted FASB Accounting Standards Update 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures (“ASU 2023-07”). UNG operates in one segment. The segment derives its revenues from investments made in accordance with the defined investment strategy of UNG, as prescribed in UNG’s prospectus. The Chief Operating Decision Maker (“CODM”) is the Chief Executive Officer (“CEO”) of the general partner, USCF. The CODM monitors the operating results of the Fund as part of making decisions for allocating resources and evaluating performance.

NOTE 3 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of UNG in accordance with the objectives and policies of UNG. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UNG. For these services, UNG is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.60% per annum of average daily total net assets of $1,000,000,000 or less and 0.50% per annum of average daily total net assets that are greater than $1,000,000,000.

Ongoing Registration Fees and Other Offering Expenses

UNG pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2025, 2024 and 2023, UNG incurred $85,562, $43,490 and $0, respectively, in registration fees and offering expenses.

Independent Directors’ and Officers’ Expenses

UNG is responsible for paying its portion of the directors’ and officers’ liability insurance for UNG and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of UNG and the Related Public Funds. UNG shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each Related Public Fund computed on a daily basis. These fees and expenses for the year ending December 31, 2025 were a total of $207,297 for UNG and, in the aggregate for UNG and the Related Public Funds, $754,349. For the year ended December 31, 2024 these fees and expenses were $277,838 for UNG and, in the aggregate for UNG and the Related Public Funds, $916,574 For the year ended December 31, 2023, these fees and expenses were $220,736 for UNG and, in the aggregate for UNG and Related Public Funds, $1,210,000.

Licensing Fees

As discussed in Note 4 below, UNG entered into a licensing agreement with the NYMEX on April 10, 2006, as amended on October 20, 2011. Pursuant to the agreement, UNG and the Related Public Funds, other than BNO, USCI and CPER, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2025, 2024 and 2023, UNG incurred $78,012, $122,200 and $156,303, respectively under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UNG’s audit expenses and tax accounting and reporting requirements are paid by UNG. These costs were $1,561,625 for the year ending December 31, 2025. For the years ending December 31, 2024 and 2023 UNG’s investor reporting costs totaled $2,202,754 and $1,120,961, respectively. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fees

In addition to the fees described above, UNG pays all brokerage fees and other expenses in connection with the operation of UNG, excluding costs and expenses paid by USCF as outlined in Note 4 – Contracts and Agreements below.

NOTE 4 — CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

UNG is party to a marketing agent agreement, dated as of April 17, 2007, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for UNG as outlined in the agreement. The agreement with the Marketing Agent was amended and, commencing October 1, 2022, the fee of the Marketing Agent, which is calculated daily and payable monthly by USCF, is equal to 0.025% of UNG’s total net assets. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10 percent of the gross proceeds of UNG’s offering.

The above fee does not include website construction and development, which are also borne by USCF.

Custody, Transfer Agency and Fund Administration and Accounting Services Agreements

USCF engaged The Bank of New York Mellon, a New York corporation authorized to conduct a banking business (“BNY Mellon”), to provide UNG and each of the Related Public Funds with certain custodial, administrative and accounting, and transfer agency services, pursuant to the following agreements with BNY Mellon dated as of March 20, 2020 (together, the “BNY Mellon Agreements”), which were effective as of April 1, 2020: (i) a Custody Agreement; (ii) a Fund Administration and Accounting Agreement; and (iii) a Transfer Agency and Service Agreement. USCF pays the fees of BNY Mellon for its services under the BNY Mellon Agreements and such fees are determined by the parties from time to time.

Brokerage and Futures Commission Merchant Agreements

UNG entered into a brokerage agreement with RBC Capital Markets LLC (“RBC”) to serve as UNG’s FCM effective October 10, 2013. UNG has engaged each of Marex North America, LLC, formerly RCG Division of Marex Spectron (“MNA”), Marex Capital Markets, Inc., formerly E D & F Man Capital Markets Inc. (“MCM”), Macquarie Futures USA LLC (“MFUSA”), and ADM Investor Services, Inc. (“ADMIS”) to serve as additional FCMs to UNG effective on May 28, 2020, June 5, 2020, December 3, 2020, and August 8, 2023, respectively. The agreements with UNG’s FCMs require the FCMs to provide services to UNG in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through the applicable FCM for UNG’s account. In accordance with the FCM agreements, UNG pays each FCM commissions of approximately $7 to $8 per round-turn trade, including applicable exchange, clearing and NFA fees for Futures Contracts and options on Futures Contracts. Such fees include those incurred when purchasing Futures Contracts and options on Futures Contracts when UNG issues shares as a result of a Creation Basket, as well as fees incurred when selling Futures Contracts and options on Futures Contracts when UNG redeems shares as a result of a Redemption Basket. Such fees are also incurred when Futures Contracts and options on Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. UNG also incurs commissions to brokers for the purchase and sale of Futures Contracts, Other Natural Gas-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	Year ended	Year ended	Year ended
	December 31, 2025	December 31, 2024	December 31, 2023
Total commissions accrued to brokers	$1,046,801	$2,556,712	$2,696,598
Total commissions as annualized percentage of average total net assets	0.20%	0.31%	0.26%

The decrease in total commissions accrued to brokers for the year ended December 31, 2025, compared to the year ended December 31, 2024, was due primarily to a lower number of natural gas futures contracts being held and traded.

Swap Dealer Agreements

UNG entered into ISDA 2002 Master Agreements with (1) Macquarie Bank Limited on November 30, 2021 (the “Macquarie ISDA”), (2) Société Générale on June 13, 2022 (the “Société Générale ISDA”), and (3) The Bank of Nova Scotia on August 5, 2024 (the “ScotiaBank ISDA”), pursuant to which each of Macquarie Bank Limited, Société Générale and The Bank of Nova Scotia, respectively, has agreed to serve as an over-the-counter (“OTC”) swap counterparty for UNG. The Macquarie ISDA, Société Générale ISDA and ScotiaBank ISDA (together, the “ISDA Agreements”) each provide UNG with the ability to invest in OTC swaps in furtherance of UNG’s investment objective by providing it with investment flexibility in light of market conditions, liquidity, regulatory requirements, and risk diversification. UNG may enter into OTC swap transactions under each of the ISDA Agreements in light of the foregoing. Any OTC swap transactions of UNG that are outstanding under any ISDA Agreement, along with UNG’s other holdings, are posted on UNG’s webpage, www.uscfinvestments.com. In accordance with each of the swap agreements described above, UNG pays each swap dealer a flat fee in a range between 0.20% and 0.30% on the daily notional value of each OTC swap transaction.

NYMEX Licensing Agreement

UNG and the NYMEX entered into a licensing agreement on April 10, 2006, as amended on October 20, 2011, whereby UNG was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, UNG and the Related Public Funds, other than BNO, USCI, and CPER, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. UNG expressly disclaims any association with the NYMEX or endorsement of UNG by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UNG may engage in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). UNG is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

UNG may enter into futures contracts, options on futures contracts, cleared swaps, and OTC swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties. OTC swaps are entered into between two parties in private contracts. In an OTC swap, each party bears credit risk to the other party, i.e., the risk that the other party may not be able to perform its obligations under the OTC swap.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires FCMs to segregate all customer transactions and assets from the FCM’s proprietary transactions and assets. To reduce the credit risk that arises in connection with OTC swaps, UNG will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty and, consistent with applicable regulatory requirements, the posting by each party to cover the mark-to-market exposure of a counterparty to the other counterparty is required.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure UNG has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

As to OTC swaps, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange-traded futures contracts and securities or cleared swaps, because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Market volatility is attributable to things like the COVID-19 pandemic and related supply chain disruptions, war (such as the Russia-Ukraine war), continuing disputes among natural gas-producing countries, the introduction of or changes in tariffs or trade barriers, and trade wars between nations. Events such as these, and others, could cause volatility in the future, which may affect the value, pricing and liquidity of some investments or other assets, including those held by or invested in by UNG and the impact of which could limit UNG’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contract. In such a circumstance, UNG could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contracts and/or Other Natural Gas-Related Investments, such as OTC swaps.

All of the futures contracts held by UNG through December 31, 2025, were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if UNG were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. UNG has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, UNG bears the risk of financial failure by the clearing broker.

UNG’s cash and other property, such as Treasuries, deposited with its FCMs are considered commingled with all other customer funds, subject to such FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of UNG’s assets posted with that FCM; however, the majority of UNG’s assets are held in investments in Treasuries, cash and/or cash equivalents with UNG’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of UNG’s custodian, however, could result in a substantial loss of UNG’s assets.

USCF invests a portion of UNG’s cash in money market funds that seek to maintain a stable per share NAV. UNG is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2025 and December 31, 2024, UNG held investments in money market funds in the amounts of $270,950,000 and $520,950,000, respectively. UNG also holds cash deposits with its custodian and FCMs. As of December 31, 2025 and December 31, 2024, UNG held cash deposits in the amounts of $305,900,670 and $156,176,774 respectively, with the custodian and FCMs. Some or all of these amounts may be subject to loss should UNG’s custodian and/or FCMs cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UNG is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short or that the value of the futures contract could fall below zero. As both a buyer and a seller of options, UNG pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

UNG’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UNG has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UNG are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

For the year ended December 31, 2025, the monthly average volume of open future and swap contract notional value was $360,809,506 and $159,681,621, respectively. For the year ended December 31, 2024, the monthly average volume of open future and swap contract notional value was $668,981,622 and $145,162,022, respectively.

NOTE 6 — FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2025, 2024 and 2023 for the shareholders. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023#
Per Share Operating Performance:
Net asset value, beginning of year	$16.85	$20.36	$56.90
Total income (loss)	(4.47)	(3.32)	(36.26)
Total expenses	(0.18)	(0.19)	(0.28)
Net increase (decrease) in net asset value	(4.65)*	(3.51)	(36.54)
Net asset value, end of year	$12.20	$16.85	$20.36

Total Return	(27.60)%	(17.24)%	(64.22)%

Ratios to Average Net Assets
Total income (loss)	7.75%	9.23%	(63.42)%
Management fees	0.60%	0.60%	0.60%
Total expenses excluding management fees	0.57%	0.64%	0.41%
Net income (loss)	6.58%	7.99%	(64.43)%

#	On January 23, 2024 there was a 1 - for - 4 reverse share split. The Financial Highlights have been adjusted for the periods shown to reflect the 1 - for - 4 reverse share split on a retroactive basis.
*	The amount shown for a share outstanding throughout the year may not agree with the change in the aggregate gains and losses for the year because of the timing of sales and repurchases of the Fund’s shares in relation to fluctuating market values for the Fund.

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UNG. Additionally, only Authorized Participants purchase and redeem shares from the Fund at the NAV per share. Most shareholders will purchase and sell shares in the secondary market at market prices, which may differ from the NAV per share and result in a higher or lower total return.

NOTE 7 — QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month periods ended March 31, June 30, September 30 and December 31, 2025 and 2024.

	First Quarter 2025	Second Quarter 2025	Third Quarter 2025	Fourth Quarter 2025
Total Income (Loss)	$210,754,261	$(121,294,698)	$(54,504,535)	$5,373,309
Total Expenses	1,934,205	1,124,440	1,371,440	1,669,704
Net Income (Loss)	$208,820,056	$(122,419,138)	$(55,875,975)	$3,703,605
Net Income (Loss) per Share	$4.69	$(6.23)	$(2.34)	$(0.77)

	First Quarter 2024	Second Quarter 2024	Third Quarter 2024	Fourth Quarter 2024
Total Income (Loss)	$(162,005,166)	$176,585,785	$4,446,633	$56,237,000
Total Expenses	2,566,203	2,507,609	2,541,508	2,503,157
Net Income (Loss)	$(164,571,369)	$174,078,176	$1,905,125	$53,733,843
Net Income (Loss) per Share	$(5.62)	$2.65	$(0.96)	$0.42

NOTE 8 — FAIR VALUE OF FINANCIAL INSTRUMENTS

UNG values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of UNG (observable inputs) and (2) UNG’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I assets and liabilities include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of UNG’s securities at December 31, 2025 using the fair value hierarchy:

At December 31, 2025	Total	Level I	Level II	Level III
Short-Term Investments	$270,950,000	$270,950,000	$—	$—
Exchange-Traded Futures Contracts	—	—	—	—
United States Contracts	928,964	928,964	—	—
OTC Commodity Swap Contracts	(907)	—	(907)	—

The following table summarizes the valuation of UNG’s securities at December 31, 2024 using the fair value hierarchy:

At December 31, 2024	Total	Level I	Level II	Level III
Short-Term Investments	$532,370,156	$532,370,156	$—	$—
Exchange-Traded Futures Contracts	—	—	—	—
United States Contracts	80,696,279	80,696,279	—	—
OTC Commodity Swap Contracts	(2,205)	—	(2,205)	—

Effective January 1, 2009, UNG adopted the provisions of Accounting Standards Codification 815 — Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value at December 31, 2025	Fair Value at December 31, 2024
Futures—Commodity Contracts	Unrealized gain (loss) on open commodity future contracts	$928,964	$80,696,279
Swap—Commodity Contracts	Unrealized gain (loss) on open OTC commodity swap contracts	$(907)	$(2,205)

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2025		For the year ended December 31, 2024		For the year ended December 31, 2023
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) in Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) in Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures—Commodity Contracts	Realized gain (loss) on closed commodity futures contracts	$138,311,471		$(47,713,339)		$(762,934,486)

	Change in unrealized gain (loss) on open commodity futures contracts		$(79,767,315)		$40,623,818		$184,838,398

OTC Swap—Commodity Contracts	Realized gain (loss) on closed OTC commodity swap contracts	$(37,813,013)		$58,360,050		$(144,572,961)

	Change in unrealized gain (loss) on open OTC commodity swap contracts		$1,298		$(14,905,416)		$14,903,211

NOTE 9 — SUBSEQUENT EVENTS

UNG has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.